Exhibit 99.1 Investor Overview September 2020

Important Legal Information Forward-Looking Statements Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date. Non-GAAP Measures This presentation contains financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes the measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, CNOinc.com. CNO Financial Group | Investor Overview | September 2020 2

CNO Financial Group Overview

Focused on serving the protection needs of the fast-growing but underserved middle-income American market at or near retirement

- Manufactured products include life, fixed annuities, Medicare supplement, supplemental health and limited benefit duration long-term care (LTC)
- Distribution of third party Medicare Advantage
- Demonstrated growth in agents, premiums, assets and third party fees

Total: $1.8B in Total Collected Premiums YTD 2Q20

YTD 2Q20 Collected Premium by Product



Life 23%
Health 47%
Annuities 30%
Med Supp 21%
Supp Health 19%
LTC 7%

YTD 2Q20 Insurance Margin by Product



Life 18%
Health 41%
Annuities 41%
Supp Health 19%
Med Supp 16%
LTC 6%

Average Liabilities by Insurance Product YTD 2Q20*



Interest sensitive life 5%
Medicare supplement 1%
Traditional life 10%
Fixed index annuities 39%
Supplemental health 16%
Long-term care 14%
Other annuities 3%
Fixed interest annuities 12%

*Net of reinsurance ceded

CNO Financial Group | Investor Overview | September 2020

3

What Makes CNO Different Exclusive Focus on Middle- Our Diverse Distribution & Income America Integrated Approach Insurance and Securities Health and Wealth Solutions Solutions Strong Cash Flow Generation CNO Financial Group | Investor Overview | September 2020 4

Well-Positioned in the Attractive Senior Middle Market 63% of middle-income households are underinsured; ~60% of baby boomers lack financial advisors1 Percentage of Population Age 65+ CNO Solutions without a Financial Product CNO Solutions . Extensive experience and understanding of the middle market Other Health 84% . Differentiated with our market vs. product focus LTC 83% . Diversification of products and distribution provides sustainable Annuities 78% competitive advantage . Positioned to help customers to address main concerns of outliving Medicare Supplement 60% their assets and dealing with rising healthcare costs as they age Life Insurance 40% (1) Bankers Life Center for a Secure Retirement 2017 CNO Financial Group | Investor Overview | September 2020 5

Highly Diversified Product Mix Broad & balanced portfolio focused on protection needs Product Offering Key Points . Basic products that meet the insurance 1 Life Insurance needs of the middle-market . Attractive and predictable return 2 Annuities characteristics . Mix of protection and accumulation 3 Medicare products to serve varied customer needs . Product mix balances interest rate risk 4 Supplemental Health with shorter duration pure mortality and morbidity insurance . Lower risk long-term care products with 5 Long-Term Care short-duration benefit period CNO Financial Group | Investor Overview | September 2020 6

Risk Management via Diversification and Natural Hedges Relative degree of risk present (before mitigation) within each product Fixed Fixed Interest Trad Med Supp Indexed Interest Sensitive LTC Life Supp Health Annuity Annuity Life Mortality Morbidity Persistency Interest rate Equity Low High CNO Financial Group | Investor Overview | September 2020 7

Unique Multi-Channel Operating Model Recent realignment removes barriers between brand and channels . Consumer Division – Strong career agent franchise • Top distributor of health/wealth protection products through ~4,100 producing agents • More than 265 locations nationwide • “Kitchen-table” sales model – Top 5 direct-to-consumer distribution – Broker-dealer and RIA offer investment and annuity products and support agent income . Worksite Division – Wholly-owned distribution (PMA) & diverse network of independent marketing organizations and agencies – Web Benefits Design (WBD) digital worksite enrollment platform/benefits administrator . Multi-channel distribution transitioning to integrated delivery model – Recent business transformation unlocks significant growth opportunities – Leverages products, brands, leads and fulfilment across channels – Captures customers through direct engagement that leads to an integrated omnichannel buying experience – Driving toward holistic relationships including protection & retirement planning; growth in assets & fees CNO Financial Group | Investor Overview | September 2020 8

Strategic Initiatives Successfully Reinvigorating Growth; Momentum Sidelined Temporarily by COVID (dollars in millions) Life NAP Health NAP Annuity Collected Premiums $200.0 $200.0 $1,500.0 $150.0 $150.0 $1,000.0 $100.0 $100.0 $500.0 $50.0 $50.0 $- $- $- 2017 2018 2019 YTD YTD 2017 2018 2019 YTD YTD 2017 2018 2019 YTD YTD 2Q19 2Q20 2Q19 2Q20 2Q19 2Q20 Consumer Division NAP Worksite Division NAP $400.0 $60.0 $50.0 $300.0 $40.0 $200.0 $30.0 $20.0 $100.0 $10.0 $- $- 2018 2019 YTD YTD 2018 2019 YTD YTD 2Q19 2Q20 2Q19 2Q20 Life Health Life Health CNO Financial Group | Investor Overview | September 2020 9

Capital and Liquidity Overview

Conservative approach to capital structure

(dollars in millions)

Consolidated Risk Based Capital ("RBC") Ratio[1]



393%
408%
406%
405%
2018
2019
1Q 2020
2Q 2020

- Targeted consolidated RBC ratio of 375-400%
- Excess due to intentional conservative positioning
- RBC variability can be expected in periods of market volatility

Debt to Capital[2]



22.3%
23.0%
23.8%
23.6%
2018
2019
1Q 2020
2Q 2020

- Target leverage of 22.5 – 25.0%
- Debt covenant ceiling of 35%
- Debt capacity within limit of target leverage $80.7 million

Holding Company Liquidity



$220.4
$186.7
$168.1
$208.0
2018
2019
1Q 2020
2Q 2020

- Minimum targeted holding company liquidity of $150 million
- Liquidity bolstered by $250 million undrawn revolver
- No outstanding debt maturities until 2025

1 The ratio of the combined capital of the insurance companies to the minimum amount of capital appropriate to support the overall business operations, as determined based on the methodology developed by the National Association of Insurance Commissioners.
2 Excluding accumulated other comprehensive income (a non-GAAP measure). See the Appendix for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Investor Overview | September 2020 10

Cash Flow Profile

Strong free cash flow generation and conversion

(dollars in millions)

	For the Quarter		Trailing Twelve Months	
	2Q19	2Q20	2Q19	2Q20
Net Operating Income[1]	$ 76.4	$ 79.4	$ 289.5	$ 311.5
Holding Company Cash Flows:				
Dividends from Subsidiaries	$ 89.9	$ 77.6	$ 281.3	$ 220.8
Management Fees	28.3	27.0	111.4	114.8
Surplus Debenture Interest	12.3	12.1	59.0	59.2
Earnings on Corporate Investments	3.7	12.5	15.3	29.1
Tax Refund	-	-	5.8	-
Other	15.4	21.0	20.0	13.2
Holding Company Sources of Cash[2]	**149.6**	**150.2**	**492.8**	**437.1**
Holding Company Expenses and Other	(13.2)	(33.0)	(83.3)	(109.0)
Interest Payments	(21.8)	(26.4)	(45.3)	(52.1)
Excess Cash Flow to Holding Company[2]	**114.6**	**90.8**	**364.2**	**276.0**
Net Proceeds from New Debt	64.9	-	64.9	-
Share Repurchases	(59.0)	(30.0)	(140.4)	(265.3)
Dividend Payments to Stockholders	(17.4)	(17.4)	(66.7)	(66.8)
Contributions to Insurance Subsidiaries	-	-	(265.0)	-
Acquisition	(68.8)	-	(68.8)	-
Net Change in Holding Company Cash and Investments	**34.3**	**43.4**	**(111.8)**	**(56.1)**
Non-Cash Changes in Investment Balances	-	(3.5)	(0.1)	-
Cash and Investments, Beginning of Period	229.8	168.1	376.0	264.1
Cash and Investments, End of Period	**$ 264.1**	**$ 208.0**	**$ 264.1**	**$ 208.0**
Free Cash Flow Conversion	**150%**	**114%**	**126%**	**89%**

1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.
2 Cash flows exclude capital contributions to insurance subsidiaries, acquisitions, dividend payments, stock repurchases, and financing transactions.

CNO Financial Group | Investor Overview | September 2020

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Excess Capital Allocation Strategy Disciplined and opportunistic approach to maximize shareholder value Organic investments to sustain and grow the core businesses Capital Return as % of Market Capitalization $400.0 13.0% 15.0% $300.0 6.8% 10.0% Return capital to shareholders $200.0 4.0% 5.5% 5.0% • Increased dividend 9% in 2Q20; 8th consecutive $100.0 annual increase $- 0.0% • $30 million in share repurchases in 2Q20; $113 2017 2018 2019 YTD 2Q20 million YTD Dividends • Capacity to continue modest share repurchases Share Repurchases as conditions permit Annualized Return as % of Market Cap (1) Opportunistic transactions Since 2017, returned $850 million or • Highly selective M&A to expand productivity 39% of current market capitalization (2) offerings or enhance distribution 1 As of beginning of calendar year. 2 As of 6/30/2020. CNO Financial Group | Investor Overview | September 2020 12

Portfolio Composition

High quality; well-positioned for current environment

$26 billion of Invested Assets

(Fair Value as of 6/30/2020)



Non-Agency RMBS, 8.7%
Mortgage Loans, 5.8%
HY Corporates, 2.9%
CMBS, 7.9%
Municipals, 9.7%
ABS, 4.6%
Govts/Agency, 1.6%
CLO, 1.7%
Equities, 0.2%
Other Invested Assets, 1.8%
Alternatives, 2.1%
Policy Loans, 0.5%
Cash, 2.2%
IG Corporates, 50.3%

General Approach

- Positioned for stable performance across credit cycles
- Emphasizing quality
- Lower than average allocation to most higher risk categories – all carefully calibrated
- Low impairments through multiple cycles

Highlights

- **65% of portfolio in corporate and government bonds**
  - 41% BBBs; consistent with March 31
- **$21.6 billion of assets with high degree of liquidity**
  - ~$12.9 billion public corporate bonds
  - ~$5.9 billion structured securities
  - ~$2.8 billion municipal, political subdivisions, and US and foreign government bonds
- **Strong credit risk profile across portfolio**
  - Underweight COVID-19 impacted sectors
  - 96% rated NAIC 1 / 2
  - Diversified commercial and residential mortgages with low LTVs
  - Significant credit enhancement in structured products
  - Alternative investments that avoid binary outcomes

CNO Financial Group | Investor Overview | September 2020 13

2020 Outlook

Less severe mortality impact; continued capacity to maintain modest buybacks

Scenario modeling – 2020 COVID impacts

Prior (May) projections
- Mortality
  - 80k – 120k U.S. COVID deaths
    - $20M – $30M net mortality impact
    - $250k per 1,000 deaths
- Morbidity
  - Net neutral impact
- Premium deferral / Shock lapse
  - Potential for significant favorable impact given uncertainty regarding persistency

Current (August) projections
- Mortality
  - 150k – 400k U.S. COVID deaths
    - $20M – $52M net mortality impact
    - $130k per 1,000 deaths
- Morbidity
  - Favorable in 2Q20; net neutral impact in 2H20, with potential upside, if deferred healthcare and LTC treatments become permanent
- Premium deferral / Shock lapse
  - Potential for modestly positive impact given favorable persistency observed in 2Q20

Key Outputs of Modeling
- Base case second half earnings down compared to prior year, driven primarily by COVID-19 mortality impacts
  - Expenses in total excluding significant items flat to prior year, despite accelerating investments to better position for the future
  - Investment income not allocated to product lines also generally flat
- Adverse case free cash flow supports continued modest level of share repurchase

CNO Financial Group | Investor Overview | September 2020 14

Delivering On Our Commitments

Shifting to a tactical approach while navigating COVID environment

Turnaround / De-risking

Pre 2017

- Reinsured life block (2009)
- Recapitalized company (2012)
- Initiated dividend (2012)
- Sold Legacy Life Insurance Block (2014)
- Migrated ratings upwards–within non-investment grade ratings classes

Pivot to Growth

2017-2019

- Completed Senior Leadership additions
- Reinsured LTC block
- Achieved investment grade credit ratings
- Up-in-quality portfolio repositioning
- Sustainable momentum in recruiting and sales

COVID-19

2020

- Balancing cash conservation with investments in growth
- Conservative capital structure
- Defensive portfolio positioning
- Opportunistic capital deployment
- Benefiting from diverse product portfolio and strong retention
- Successfully pivoting to new sales approaches
- Accelerating integration of D2C and exclusive agents
- Rethinking future office footprint

Optimize Long-term Value

2021 and Beyond

- Customer-centric business realignment
- Omnichannel delivery model
- Enhance growth and margin profile
- Maximize distributable cash flow
- Accelerate pace of capital deployment
- Reduced risk and volatility
- Leverage technology

CNO Financial Group | Investor Overview | September 2020

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Appendix 1 Strong Operational Performance • COVID-19 Response Slide 17 • Experienced Management Team Slide 18 • Agent Counts Slide 19 • Broker-Dealer/Registered Investment Advisor Slide 20 Building on Strong Track Record of Execution • Investment Portfolio Overview Slides 21-24 • New Money Summary Slide 25 • Tax Asset Summary Slide 26 • Transformative LTC Reinsurance Transaction Slide 27 • Retained LTC Insurance Slide 28 CNO Financial Group | Investor Overview | September 2020 16

COVID-19 Response: Committed to Key Stakeholders

Embracing our obligations; rising to the challenge

Supporting our Associates & Agents

- Committed to no COVID-19 related layoffs in 2020
- Introduced agent financial support programs
- Provided technology, training, & other tools to support effective working from home
- COVID-19 testing & treatment reimbursed at 100%
- Expanded PTO policies
- Free LiveHealth tele-visits
- Employee Assistance programs offering 24/7 counseling

Helping our Customers

- Call centers, claims processing, other services operating remotely
- Allowing deferral of premium payments of up to 90 days
- Enhanced digital capabilities and servicing
- Providing agents with tools to support virtual sales and servicing; digital applications
- Continuing to provide products to protect the health and retirement needs of our customers

Giving Back to Others

- Committed to maintaining 2020 annual budget for corporate donations to our philanthropic community partners
- Engaged associates in virtual volunteering opportunities to support local food banks and first responders
- Donated $300,000 to support funds for associates and agents impacted by COVID-19 or other personal financial emergencies

CNO Financial Group | Investor Overview | September 2020

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Experienced Management Team With a Proven Track Record 10-year average tenure; 23-year average service in the insurance sector Years in Insurance Name Title Years with CNO Age Sector Gary C. Bhojwani Chief Executive Officer 4 30 52 Paul H. McDonough Chief Financial Officer 1 18 55 Eric R. Johnson Chief Investment Officer 23 23 59 Bruce K. Baude Chief Operations and Technology Officer 8 15 56 Matthew J. Zimpfer GeneralCounsel 22 27 52 Yvonne K. Franzese Chief Human Resources Officer 2 30 62 John R. Kline Chief Accounting Officer 30 40 62 Rocco F. Tarasi Chief Marketing Officer 3 3 48 Karen J. DeToro Chief Actuary and Chief Risk Officer 1 26 49 Scott L. Goldberg President, Consumer Division 15 19 50 Michael D. Heard President, Worksite Division 7 22 54 CNO Financial Group | Investor Overview | September 2020 18

Agent Counts Producing agent count impacted by COVID; total agent count stable 2019 2020 % Change Consumer 2Q 3Q 4Q 1Q 2Q Q/Q Total Quarterly Average Producing Agents1,3 4,602 4,579 4,709 4,531 4,066 -12% Quarterly Average Financial Representatives2,3 595 596 596 591 602 1% Worksite Total Quarterly Average Producing Agents1,3 417 420 453 421 225 -46% 1 Producing agents are agents that have submitted at least one policy in the month. 2 Financial representatives are agents who are licensed to sell certain securities brokerage products and services. 3 Quarterly average agent and advisor counts represent the average of the last 3 months. CNO Financial Group | Investor Overview | September 2020 19

Broker-Dealer/Registered Investment Advisor

Account values up YoY; $1.5 billion in client assets

(dollars in millions)

		2019			2020	
		2Q	3Q	4Q	1Q	2Q
Net New Client Assets in Brokerage and Advisory[1]	Brokerage	$5.1	$13.4	$17.4	$15.3	-$26.7
	Advisory	33.2	29.9	45.4	65.7	38.6
	Total	$38.3	$43.3	$62.8	$81.0	$11.9
Client Assets in Brokerage and Advisory[1] **at end of period**	Brokerage	$886.0	$913.7	$982.9	$842.3	$905.3
	Advisory	417.0	449.0	532.1	516.4	618.7
	Total	$1,303.0	$1,362.7	$1,515.0	$1,358.7	$1,524.0

1 Client assets include cash and securities in brokerage and managed advisory accounts. Net new client assets includes total inflows of cash and securities into brokerage and managed advisory accounts less outflows. Inflows include interest and dividends and exclude changes due to market fluctuations.

Bankers Life is the marketing brand of various affiliated companies of CNO Financial Group including, Bankers Life and Casualty Company, Bankers Life Securities, Inc., and Bankers Life Advisory Services, Inc. Non-affiliated insurance products are offered through Bankers Life General Agency, Inc. (dba BL General Insurance Agency, Inc., AK, AL, CA, NV, PA). Agents who are financial advisors are registered with Bankers Life Securities, Inc.

Securities and variable annuity products and services are offered by Bankers Life Securities, Inc. Member FINRA/SIPC, (dba BL Securities, Inc., AL, GA, IA, IL, MI, NV, PA). Advisory products and services are offered by Bankers Life Advisory Services, Inc. SEC Registered Investment Adviser (dba BL Advisory Services, Inc., AL, GA, IA, MT, NV, PA). Home Office: 111 East Wacker Drive, Suite 1900, Chicago, IL 60601

CNO Financial Group | Investor Overview | September 2020

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Investment Portfolio Overview – Sector Breakdown Underweight COVID-impacted sectors 6/30/2020 (dollars in millions) Book Market Unrealized Average Sector Value Value Gain Loss Portfolio% NAIC Over|Underweight Airlines 17.2 17.7 0.5 0.07% 1.5 Underweight Aircraft Lease Securitizations 33.9 30.2 (3.7) 0.12% 1.0 Underweight Energy 710.6 774.9 64.2 3.02% 1.9 Underweight Gaming 0.0 - - - - Underweight Hotels 36.1 36.7 0.6 0.14% 2.6 Underweight Retail ex Grocery 82.6 97.4 14.7 0.38% 1.8 Underweight Restaurants 19.1 22.6 3.5 0.09% 2.8 Underweight Whole Business Securitizations 399.5 397.1 (2.3) 1.55% 2.1 Overweight CMBS 2,003.6 2,020.7 17.1 7.89% 1.0 Overweight CNO Financial Group | Investor Overview | September 2020 21

Investment Portfolio Overview: CLO Debt Significant cushion against stress scenarios 6/30/2020 Ratings Composition A+ % of Rating Downgrade Watch 1.5% AA Portfolio Portfolio Index 49.6% AAA 11.3% - - AA 52.0% - 0.2% A 33.2% 100% A 36.7% - 4.2% AAA AAA-A BBB - N/A 35.8% AA+ 11.3% 2.4% A- BB - N/A 51.9% 1.8% Key Portfolio Metrics Cumulative Loss / Breakpoint Analysis AAA AA A Credit Support Portfolio 37% 25% 17% Market 37% 25% 19% WARF Portfolio 3,315 3,248 3,272 Market 3,233 3,258 3,272 Diversity Score Portfolio 79 78 82 Market 77 76 75 CDR at Break Point 54.7% 27.8% 17.2% EORP Portfolio 1.73 2.13 1.81 CDR at Base Case 4.5% 4.5% 4.5% Market 2.26 2.11 2.12 CDR at GFC 5.8% 5.8% 5.8% CNO Financial Group | Investor Overview | September 2020 22

Investment Portfolio Overview: Commercial Mortgage Loans Very conservatively underwritten; loss resistant 6/30/2020 Key Portfolio Facts Portfolio Geography $1.4 billion of net invested assets Mountain 10.0% South Central 32.7% 17.0% 100% 99.5% 51% 1.97x 0.5% First Rated Weighted Weighted Delinquency Mortgage CM1-2 Avg LTV¹ DSCR¹ East Pacific 23.6% 16.6% Underlying Property Type Ratings Composition Office Industrial 17.1% CM1 22.5% 77.2% Other 12.2% Apartment CM2 Retail 29.2% 22.3% 19.0% CM7 1 LTV and DSCR as of year-end 2019 operating statements. 0.5% CNO Financial Group | Investor Overview | September 2020 23

Investment Portfolio Overview: CMBS Very conservatively underwritten; loss resistant 6/30/2020 Key Portfolio Facts Book Market Market/ Credit Delinq. $2.0 billion of net invested assets Rating Value Value Book Support Rate Hotel% Retail% AAA 622 647 104% 38.4% 7.6% 12.4% 21.6% AA 369 374 102% 29.2% 6.9% 10.6% 17.9% 80.0% 60% 2.11x A 606 588 97% 20.0% 5.1% 14.0% 13.0% BBB 330 337 102% 12.0% 0.1% 0.8% 2.5% Rated Weighted Weighted AAA-A Avg LTV¹ DSCR¹ BB 77 74 96% 3.3% - - - 2,004 2,021 101% 25.5% 5.2% 10.2% 14.3% Underlying Property Type Ratings Composition Office AA Multifamily A 30.6% 18.4% 24.0% 30.3% Industrial Retail 8.1% 14.3% AAA BBB Mixed Use 31.0% 16.5% Hotels 12.9% BB 10.2% 3.8% 1 LTV based on appraisal at loan origination, DSCR as of year-end 2019 operating statements. CNO Financial Group | Investor Overview | September 2020 24

2Q20 New Money Summary Emphasis on high quality investments Second Quarter Investments HY Corporates, 5.7% Direct Investments, 0.6% Average Average Allocation $ Allocation % Yield Rating Duration Structured Securities 372 40.8% 4.34% A 4.7 Municipals 241 26.5% 3.84% AA 15.4 IG Corporates, 26.4% Structured IG Corporates 241 26.4% 4.88% BBB 9.8 Securities, 40.8% HY Corporates 52 5.7% 6.16% BB 4.4 Municipals, 26.5% Direct Investments 5 0.6% 9.49% NR - Total 911 100% 4.49% A 8.8 94% Investment Grade Allocation CNO Financial Group | Investor Overview | September 2020 25

Tax Asset Summary Estimated economic value of NOLs & DTAs related to tax strategy of $2.80 per share Value of NOLs and deferred tax assets Details (DTAs) related to tax strategy (dollars in millions) • Total estimated economic value of NOLs $495 and DTAs related to tax strategy of DTAs related to approximately $400 million @ 10% tax strategy discount rate ($2.80 on per share basis) $75 • Life NOLs have been fully utilized. Non- life NOLs are expected to offset 100% of non-life taxable income and 35% of the remaining life taxable income not offset Non-life NOLs $420 by life NOLs through 2023. CNO Financial Group | Investor Overview | September 2020 26

2018 Transformative LTC Reinsurance Transaction Divestiture of legacy LTC exposure significantly improves risk profile . In September 2018, Bankers Life entered into an Reserve Composition* agreement with Wilton Re to cede 100% of Bankers Life legacy (prior to 2003) comprehensive and nursing home long-term care reserves through Pre Transaction indemnity coinsurance – Culmination of multi-year exploration of strategic LTC alternatives 24% – Comprising 52% of CNO’s statutory long-term care Fixed Annuities reserves Life 49% – $825mm ceding commission paid to Wilton Re, 13% financed from existing capital resources Health 14% . Significant risk reduction, especially in severe stress scenarios; business ceded is the most volatile from an earnings and capital perspective . Domestic comfort trust established to hold assets backing 100% of the statutory liabilities plus an Post Transaction** additional $500mm of over-collateralization LTC . Wilton Re is a highly-rated and well-capitalized 12% counterparty Fixed Annuities . Step forward in achieving investment grade ratings 56% Life . Results in increased cash flow generation 16% Health 16% * Reserve net of reinsurance ** As of September 30, 2018 CNO Financial Group | Investor Overview | September 2020 27

Retained Long-Term Care Insurance Highly differentiated in-force block; prudently managed . New sales (~$25 million annually) focused on short duration products – 98% of new sales for policies with 2 years or less in benefits – Average benefit period of 11 months – New business 25% reinsured since 2008 . Reserve assumptions informed by historical experience – No morbidity improvement – No mortality improvement – Minimal future rate increases – New money rate lowered to reflect a level rate throughout the projection horizon . Favorable economic profile – Loss Recognition Testing margin reflecting a level new money rate is $207 million or ~9% of Net GAAP Liabilities – Statutory reserves ~$160 million higher than GAAP net liabilities – Total LTC is just 13% of overall CNO reserves – Potential adverse impact from severe stress scenarios is significantly reduced CNO Financial Group | Investor Overview | September 2020 28

Appendix 2: Financial Exhibits • Non-GAAP Financial Measures Slides 30-37 CNO Financial Group | Investor Overview | September 2020 29

2Q20 Significant Items The table below summarizes the financial impact of significant items on our 2Q20 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. (dollars in millions, except per-share amounts) Three months ended June 30, 2020 Excluding significant Actual results Significant items items Insurance product margin Annuity$ 123.8 $ 40.0 (1) $ 72.3 (91.5) (1) Health 82.3 - 82.3 Life 36.1 5.6 (1) 41.7 Long-term care 13.2 - 13.2 Total insurance product margin 255.4 (45.9) 209.5 Allocated expenses (128.1) - (128.1) Income from insurance products 127.3 (45.9) 81.4 Fee income 5.2 - 5.2 Investment income not allocated to product lines 8.2 - 8.2 Expenses not allocated to product lines (38.5) 23.5 (2) (15.0) Operating earnings before taxes 102.2 (22.4) 79.8 Income tax expense on operating income (22.8) 4.7 (18.1) Net operating income (3)$ 79.4 $ (17.7) $ 61.7 Net operating income per diluted share (3) $0.55$ (0.12) $ 0.43 The footnotes to the above table are on the following page. CNO Financial Group | Investor Overview | September 2020 30

2Q20 Significant Items (Continued from the previous page) (1) Given our expectation that interest rates will remain low for the long-term, we performed an actuarial unlocking exercise in the second quarter of 2020 to reflect our assumption that average new money rates will remain flat at 4 percent forever. This change and the related impacts to persistency assumptions had a $45.6 million unfavorable impact on pre-tax earnings. As part of the actuarial unlocking exercise, we also changed our assumptions related to the future option costs we incur in providing benefits on fixed index annuities which had a favorable impact on pre-tax earnings of $91.5 million. The impact of these changes in assumptions is summarized below (dollars in millions): Line of business Fixed index Fixed interest Interest- annuities annuities sensitive life Total Favorable (unfavorable) Impacts of an average new money rate assumption of 4 percent Insurance policy benefits $ (5.0) $ — $ (7.4) $ (12.4) Amortization (25.6) (9.4) 1.8 (33.2) Subtotal (30.6) (9.4) (5.6) (45.6) Impacts of changes in future option costs Insurance policy benefits 104.8 — — 104.8 Amortization (13.3) — — (13.3) Subtotal 91.5 — — 91.5 Impact on pre-tax income $ 60.9 $ (9.4) $ (5.6) $ 45.9 This actuarial unlocking exercise does not replace our comprehensive annual review of all assumptions for our insurance products, which we we plan to complete in the fourth quarter of this year. Additional adjustments may be identified based on the results of the comprehensive annual review. (2) We increased our liability for claims and interest pursuant to the previously disclosed Global Resolution Agreement entered into in November 2018. Pursuant to this agreement, a third-party auditor is acting on behalf of 41 states and the District of Columbia for the purpose of identifying deceased insureds and contract holders where benefits are payable pursuant to unclaimed property laws. The third-party auditor has provided information that we have processed and verified allowing us to more accurately estimate the ultimate liability pursuant to this agreement. (3) A non-GAAP measure. See pages 33 and 35 for a reconciliation to the corresponding GAAP measure. CNO Financial Group | Investor Overview | September 2020 31

4Q19 Significant Items The table below summarizes the financial impact of significant items on our 4Q19 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. (dollars in millions, except per-share amounts) Three months ended December 31, 2019 Excluding significant Actual results Significant items items Insurance product margin Annuity$ 60.5 $ 0.3 (1) $ 60.8 Health 79.0 - 79.0 Life 46.7 9.7 (1) 56.4 Long-term care 14.0 14.0 Total insurance product margin 200.2 10.0 210.2 Allocated expenses (140.6) - (140.6) Income from insurance products 59.6 10.0 69.6 Fee income 11.7 - 11.7 Investment income not allocated to product lines 26.2 - 26.2 Expenses not allocated to product lines 2.8 (20.0) (2) (17.2) Operating earnings before taxes 100.3 (10.0) 90.3 Income tax expense on operating income (21.7) 2.1 (19.6) Net operating income (3)$ 78.6 $ (7.9) $ 70.7 Net operating income per diluted share (3)$ 0.52 $ (0.05) $ 0.47 (1) Adjustments arising from our comprehensive annual actuarial review of assumptions. (2) $20.0 million of the net favorable impact from legal and regulatory matters. (3) A non-GAAP measure. See pages 33 and 35 for a reconciliation to the corresponding GAAP measure. CNO Financial Group | Investor Overview | September 2020 32

Quarterly Earnings

(dollars in millions)

	2Q19	3Q19	4Q19	1Q20	2Q20
Insurance product margin					
Annuity	$ 57.2	$ 56.2	$ 60.5	$ 59.5	$ 123.8
Health	78.3	77.0	79.0	73.6	82.3
Life	51.7	54.6	46.7	44.3	36.1
Long-term care	11.9	12.3	14.0	13.3	13.2
Total insurance product margin	199.1	200.1	200.2	190.7	255.4
Allocated expenses	(135.2)	(131.3)	(140.6)	(136.6)	(128.1)
Income from insurance products	63.9	68.8	59.6	54.1	127.3
Fee income	4.4	3.0	11.7	7.8	5.2
Investment income not allocated to product lines	48.3	34.3	26.2	57.4	8.2
Expenses not allocated to product lines	(19.9)	(18.2)	2.8	(13.8)	(38.5)
Operating earnings before taxes	96.7	87.9	100.3	105.5	102.2
Income tax expense on operating income	(20.3)	(18.7)	(21.7)	(21.2)	(22.8)
Net operating income	76.4	69.2	78.6	84.3	79.4
Net realized investment gains (losses) from sales, impairments and change in allowance for credit losses (net of related amortization)	(1.7)	(2.6)	7.1	(63.7)	12.3
Net change in market value of investments recognized in earnings	6.8	4.7	(2.6)	(48.4)	31.2
Fair value changes in embedded derivative liabilities (net of related amortization)	(35.9)	(29.3)	13.4	(66.7)	(27.1)
Fair value changes related to agent deferred compensation plan	(11.6)	(6.0)	2.5	-	(13.2)
Loss on extinguishment of debt	(7.3)	-	-	-	-
Other	0.7	(1.2)	(13.3)	2.3	-
Non-operating income (loss) before taxes	(49.0)	(34.4)	7.1	(176.5)	3.2
Income tax expense (benefit):					
On non-operating income (loss)	(10.2)	(7.2)	1.4	(37.0)	0.6
Valuation allowance for deferred tax assets and other tax items	-	-	(193.7)	(34.0)	-
Net non-operating income (loss)	(38.8)	(27.2)	199.4	(105.5)	2.6
Net income (loss)	$ 37.6	$ 42.0	$ 278.0	$ (21.2)	$ 82.0

*Management believes that an analysis of earnings before net realized investment gains (losses) from sales, impairments and change in allowance for credit losses, net change in market value of investments recognized in earnings, fair value changes in embedded derivative liabilities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, loss related to reinsurance transaction, other non-operating items, corporate interest expense and taxes ("Adjusted EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (1) net realized investment gains (losses) from sales, impairments and change in allowance for credit losses; (2) net change in market value of investments recognized in earnings; (3) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities that are unrelated to the company's underlying fundamentals; (4) loss on extinguishment of debt; (5) fair value changes related to the agent deferred compensation plan; (6) loss related to reinsurance transaction; (7) charges in the valuation allowance for deferred tax assets and other tax items; and (8) other non-operating items consisting primarily of earnings attributable to variable interest entities. The table above provides a reconciliation of Adjusted EBIT to net income.

CNO Financial Group | Investor Overview | September 2020

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Information Related to Certain Non-GAAP Financial Measures The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses from sales, impairments and change in allowance for credit losses, net change in market value of investments recognized in earnings, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, loss related to reinsurance transaction, changes in the valuation allowance for deferred tax assets and other tax items and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. CNO Financial Group | Investor Overview | September 2020 34

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of net income (loss) applicable to common stock to net operating income (and related per-share amounts) is as follows:

(dollars in millions, except per-share amounts)

	2Q19	3Q19	4Q19	1Q20	2Q20
Net income (loss) applicable to common stock	$ 37.6	$ 42.0	$ 278.0	$ (21.2)	$ 82.0
Non-operating items:					
Net realized investment (gains) losses from sales and impairments, net of related amortization	1.7	2.6	(7.1)	63.7	(12.3)
Net change in market value of investments recognized in earnings	(6.8)	(4.7)	2.6	48.4	(31.2)
Fair value changes in embedded derivative liabilities, net of related amortization	35.9	29.3	(13.4)	66.7	27.1
Fair value changes related to the agent deferred compensation plan	11.6	6.0	(2.5)	-	13.2
Loss on extinguishment of debt	7.3	-	-	-	-
Other	(0.7)	1.2	13.3	(2.3)	-
Non-operating (income) loss before taxes	49.0	34.4	(7.1)	176.5	(3.2)
Income tax (expense) benefit					
On non-operating (income) loss	10.2	7.2	(1.4)	37.0	(0.6)
Valuation allowance for deferred tax assets and other tax items	-	-	193.7	34.0	-
Net non-operating (income) loss	38.8	27.2	(199.4)	105.5	(2.6)
Net operating income (a non-GAAP financial measure)	$ 76.4	$ 69.2	$ 78.6	$ 84.3	$ 79.4
Per diluted share:					
Net income (loss)	$ 0.24	$ 0.27	$ 1.84	$ (0.15)	$ 0.57
Net realized investment (gains) losses from sales and impairments (net of related amortization and taxes)	0.01	0.01	(0.04)	0.35	(0.07)
Net change in market value of investments recognized in earnings (net of taxes)	(0.04)	(0.02)	0.01	0.26	(0.17)
Fair value changes in embedded derivative liabilities (net of related amortization and taxes)	0.18	0.15	(0.07)	0.36	0.15
Fair value changes related to the agent deferred compensation plan (net of taxes)	0.06	0.03	(0.01)	-	0.07
Loss on extinguishment of debt	0.03	-	-	-	-
Valuation allowance for deferred tax assets and other tax items	-	-	(1.28)	(0.23)	-
Other	-	0.01	0.07	(0.01)	-
Net operating income (a non-GAAP financial measure)	$ 0.48	$ 0.45	$ 0.52	$ 0.58	$ 0.55

CNO Financial Group | Investor Overview | September 2020

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Information Related to Certain Non-GAAP Financial Measures A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows: (dollars in millions, except per-share amounts, and shares in thousands) 2Q19 3Q19 4Q19 1Q20 (a) 2Q20 Operating income$ 76.4 $ 69.2 $ 78.6 $ 84.3 $ 79.4 Weighted average shares outstanding for basic earnings per share 158,816 154,257 150,138 145,829 143,422 Effect of dilutive securities on weighted average shares: Stock options, restricted stock and performance units 919 1,003 1,269 - 519 Weighted average shares outstanding for diluted earnings per share 159,735 155,260 151,407 145,829 143,941 Net operating income per diluted share$ 0.48 $ 0.45 $ 0.52 $ 0.58 $ 0.55 (a) Equivalent common shares of 768 were not included in the diluted weighted average shares outstanding due to the net less recognized in 1Q20. CNO Financial Group | Investor Overview | September 2020 36

Information Related to Certain Non-GAAP Financial Measures Debt to capital ratio, excluding accumulated other comprehensive income (loss) The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows: (dollars in millions) 4Q18 4Q19 1Q20 2Q20 Corporate notes payable$ 916.8 $ 989.1 $ 989.4 $ 989.7 Total shareholders' equity 3,370.9 4,677.0 3,765.8 4,731.2 Total capital$ 4,287.7 $ 5,666.1 $ 4,755.2 $ 5,720.9 Corporate debt to capital 21.4% 17.5% 20.8% 17.3% Corporate notes payable$ 916.8 $ 989.1 $ 989.4 $ 989.7 Total shareholders' equity 3,370.9 4,677.0 3,765.8 4,731.2 Less accumulated other comprehensive income (177.7) (1,372.5) (595.2) (1,520.2) Total capital$ 4,110.0 $ 4,293.6 $ 4,160.0 $ 4,200.7 Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure) 22.3% 23.0% 23.8% 23.6% CNO Financial Group | Investor Overview | September 2020 37